As filed with the Securities and Exchange Commission on December 7, 2016
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
COMPASS DIVERSIFIED HOLDINGS
(Exact Name of Registrant as Specified in Its Charter)

Delaware	57-6218917
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3812051
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Sixty One Wilton Road
Second Floor
Westport, CT 06880
(203) 221-1703
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Alan B. Offenberg
Chief Executive Officer
Compass Group Diversified Holdings LLC
Sixty One Wilton Road
Westport, CT 06880
(203) 221-1703
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Stephen C. Mahon
Toby D. Merchant
Squire Patton Boggs (US) LLP
221 E. Fourth Street
Cincinnati, Ohio 45202
(513) 361-1200
(513) 361-1201 - Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Security Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (6)
Primary Offering:
Common shares representing beneficial interests in Compass Diversified Holdings (2)	(3)(4)
Trust common interests of Compass Group Diversified Holdings LLC				(5)
Preferred shares representing beneficial interests in Compass Diversified Holdings	(3)(4)
Trust preferred interests of Compass Group Diversified Holdings LLC				(5)
Primary Offering Total
Secondary Offering:
Common shares representing beneficial interests in Compass Diversified Holdings	(3)(4)
Trust common interests of Compass Group Diversified Holdings LLC				(5)
Preferred shares representing beneficial interests in Compass Diversified Holdings	(3)(4)
Trust preferred interests of Compass Group Diversified Holdings LLC				(5)
Secondary Offering Total
Total

(1)
Not specified as to each class of securities to be registered pursuant to General Instruction II.E of Form S-3. An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices by the registrant and/or selling securityholders.

(2)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, or the Securities Act, this registration statement includes $400,000,000 aggregate initial offering price of unsold common shares for primary offering (the “Primary Unsold Common Shares”) that were previously registered under the registrant’s registration statement on Form S-3 (File No. 333-200776) (the “Prior Registration Statement”). The registrant previously paid filing fees of $46,193.20 in connection with the offer and sale of the Primary Unsold Common Shares covered by the Prior Registration Statement, a portion of which were applied from another prior registration statements on Form S-3 (File No. 333-178071) pursuant to Rule 415(a)(6). The registration fees paid in connection with the offer and sale of the Primary Unsold Common Shares covered by the Prior Registration Statement will continue to be applied to the Primary Unsold Common Shares registered hereby. Under Rule 415(a)(6), the offering of the Primary Unsold Common Shares under the Prior Registration Statement will be terminated upon the filing of this registration statement.

(3)
Each common share or preferred share representing one beneficial interest in Compass Diversified Holdings corresponds to one underlying trust common interest or trust preferred interest of Compass Group Diversified Holdings LLC, as applicable. If the trust is dissolved, each common share or preferred share representing a beneficial interest in Compass Diversified Holdings will be exchanged for a trust common interest or trust preferred interest of Compass Group Diversified Holdings LLC, as applicable.

(4)
Pursuant to Rule 416 under the Securities Act, the common shares and preferred shares being registered hereunder include such indeterminate number of common shares and preferred shares, respectively, as may be issuable as a result of stock splits, stock dividends or similar transactions.

(5)
Pursuant to Rule 457(i) under the Securities Act, no registration fee is payable with respect to the trust common interests or trust preferred interests of Compass Group Diversified Holdings LLC because no additional consideration will be received by Compass Diversified Holdings upon exchange of the common shares or preferred shares representing beneficial interests in Compass Diversified Holdings.

(6)
In accordance with Rules 456(b) and 457(r) under the Securities Act, except with respect to the Primary Unsold Common Shares, the registrant is deferring payment of the entire registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS

COMMON SHARES

Preferred Shares

______________________________________________________

Each Common Share or Preferred Share Represents One Corresponding Beneficial Interest in Compass Diversified Holdings
______________________________________________________

We and any selling securityholders may offer and sell, from time to time:

•
common shares of the trust, which we refer to as the common shares, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust common interest in Compass Group Diversified Holdings LLC; and

•
preferred shares of the trust, which we refer to as the preferred shares, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust preferred interest in Compass Group Diversified Holdings LLC.

The “selling securityholders” as used herein refers to the selling securityholders identified in this prospectus and such additional selling securityholders as may be named in one or more prospectus supplements. The purpose of Compass Diversified Holdings, which we refer to as the trust, is to hold 100% of the trust interests of Compass Group Diversified Holdings LLC, which we refer to as the company. Each beneficial interest in the trust corresponds to one trust interest of the company in the form of either a trust common interest or trust preferred interest. We and/or any selling securityholders may offer for sale the securities covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices or at privately negotiated prices. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” We will not receive any of the proceeds from the sale of securities by any selling securityholders.
The common shares trade on the New York Stock Exchange under the symbol “CODI.” On December 6, 2016, the closing price of the common shares on the New York Stock Exchange was $19.30 per share.
We will provide more specific information about the terms of an offering of these securities in supplements or term sheets to this prospectus. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement or term sheet. You should read this prospectus, the prospectus supplements and term sheets carefully before you invest. If any underwriters, broker-dealers or agents are involved in any offering, the names of such underwriters, broker-dealers or agents and any applicable commissions or discounts will be described in the applicable prospectus supplement or term sheet relating to the offering.
The selling securityholders identified in this prospectus acquired the common shares covered by this prospectus in conjunction with the closing of our initial public offering, which we refer to as the IPO, upon the closing of our acquisition of a controlling interest in Anodyne Medical Device, Inc., in conjunction with the closing of our follow-on offering in May 2007, and upon the closing of our acquisition of CamelBak Products, LLC on August 25, 2011, all as further described in the documents incorporated by reference into this prospectus and below under “Selling Securityholders.”
Investing in our shares involves risks. See the description of “Risk Factors” which begins on page 3.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 7, 2016

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may be used only for the purpose for which it has been published, and no person has been authorized to give any information not contained in this prospectus. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

NOTE TO READER
In reading this registration statement, references to:

•	the “trust” refer to Compass Diversified Holdings;

•	the “company” refer to Compass Group Diversified Holdings LLC;

•	the “manager” or CGM refer to Compass Group Management LLC;

•	the “businesses” refer to, collectively, the businesses controlled by the company;

•	the “trust agreement” refer to the Second Amended and Restated Trust Agreement of the trust dated as of December 6, 2016;

•	the “LLC agreement” refer to the Fifth Amended and Restated Operating Agreement of the company dated as of December 6, 2016;

•
the “common shares” refer to the common shares of the trust, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust common interest in the company;

•
the “preferred shares” refer to the preferred shares of the trust, each representing one undivided beneficial interest in the trust property and corresponding to one underlying trust preferred interest in the company;

•	the “shares” refer to the common shares and preferred shares, collectively;

•	the “trust common interests” refer to the trust common interests in the company;

•	the “trust preferred interests” refer to the trust preferred interests in the company;

•	the “trust interests” refer to the trust common interests and trust preferred interests, collectively; and

•	“we,” “us” and “our” refer to the trust, the company and our businesses together.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, which we refer to as the SEC, using a “shelf” registration process. Under this shelf process, we and/or the selling securityholders may sell the shares covered by this prospectus in one or more offerings as described under “Plan of Distribution” in this prospectus.

PROSPECTUS SUPPLEMENT OR TERM SHEET
This prospectus provides you with a general description of the securities that we and/or any selling security holders may offer. Each time that we and/or the selling securityholders offer securities, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the applicable public offering price, the price paid for the securities, the net proceeds, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of securities covered by this prospectus. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus. You should read in their entirety this prospectus and any accompanying prospectus supplement or term sheet, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
You should not assume that the information in this prospectus, any accompanying prospectus supplement or any term sheet is accurate as of any date other than the date on the front of each document, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement, term sheet or any sale of securities. Our business, financial condition, results of operations and prospectus may have changed since then. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or term sheet.
For more detail on the terms of the securities, see “Description of Securities” herein.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, including the sections entitled “Summary” and “Risk Factors,” contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that are based on our current expectations, estimates and projections. Pursuant to those sections, we may obtain a “safe harbor” for forward-looking statements by identifying those statements and by accompanying those statements with cautionary statements, which identify factors that could cause actual results to differ from those expressed in the forward-looking statements. We may, in some cases, use words such as “project,” “predict,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this prospectus are subject to a number of risks and uncertainties, some of which are beyond our control, including among other things:

•	our ability to successfully operate our businesses on a combined basis, and to effectively integrate and improve future acquisitions;

•	our ability to remove our manager and our manager’s right to resign;

•	our organizational structure, which may limit our ability to meet our distribution policy;

•	our ability to service and comply with the terms of our indebtedness;

•	our cash flow available for distribution and reinvestment and our ability to make distributions in the future to our shareholders;

•	our ability to pay the management fee and profit allocation if and when due;

•	our ability to make and finance future acquisitions;

•	our ability to implement our acquisition and management strategies;

•	the regulatory environment in which our businesses operate;

•	trends in the industries in which our businesses operate;

•
changes in general economic or business conditions or economic or demographic trends in the United States and other countries in which we have a presence, including changes in interest rates and inflation;

•	environmental risks affecting the business or operations of our businesses;

•	our and our manager’s ability to retain or replace qualified employees of our businesses and our manager;

•	costs and effects of legal and administrative proceedings, settlements, investigations and claims; and

•	extraordinary or force majeure events affecting the business or operations of our businesses.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of some of the risks that could cause our actual results to differ appears under the section “Risk Factors” and elsewhere in this prospectus or incorporated herein by reference. Additional risks of which we are not currently aware or which we currently deem immaterial could also cause our actual results to differ.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this prospectus may not occur. These forward-looking statements are made as of the date of this prospectus or, for information incorporated by reference, as of the dates of that information. We undertake no obligation to publicly update or revise any forward-looking statements after the completion of any offering hereunder, whether as a result of new information, future events or otherwise, except as required by law.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information concerning us can be read and copied at the SEC’s Public Reference Room at 101 F Street, N.E., Washington, D.C. 20549. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s Internet website is http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the operations of the Public Reference Room. We maintain an Internet website at http://www.compassdiversifiedholdings.com. The information on our website is not a part of this prospectus.
We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We “incorporate by reference” into this prospectus some of the information we file with the SEC. This permits us to disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be a part of this prospectus. Any information contained in future SEC filings will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below that have been filed with the SEC (other than current reports of portions thereof on Form 8-K that are furnished rather than filed):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016;

•
the portions of our definitive Proxy Statement, in connection with our 2016 Annual Meeting of Shareholders, filed with the SEC on April 14, 2016, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•
the section entitles "Share Ownership of Directors, Executive Officers and Principal Shareholders" of our definitive Proxy Statement, in connection with our 2016 Special Meeting of Shareholders, filed with the SEC on October 17, 2016;

•
our Current Reports on Form 8-K, filed with the SEC on January 7, 2016, March 16, 2016, April 7, 2016, May 25, 2016, July 7, 2016, August 1, 2016, August 15, 2016, August 19, 2016, August 31, 2016 (as amended on November 1, 2016), October 6, 2016, November 4, 2016, November 22, December 2 and December 7, 2016 (three filings);

•
our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016, filed with the SEC on May 4, 2016, August 3, 2016 and November 2, 2016, respectively; and

•	the description of our shares contained in Form 8-A filed with the SEC on October 25, 2010.
We also incorporate by reference any future filings (other than current reports or portions thereof on Form 8-K that are furnished rather than filed) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offering of the securities made by this prospectus.
We will provide without charge upon written or oral request a copy of any or all of the documents that are incorporated by reference into this prospectus, other than exhibits unless specifically incorporated by reference into such documents. Requests should be directed to:
Compass Diversified Holdings
Sixty-One Wilton Road
Westport, CT 06880
Telephone number (203) 221-1703
Attention: Investor Relations

SUMMARY
This prospectus summary highlights information contained elsewhere in this prospectus and in the documents we file with the SEC that are incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” set forth below and our consolidated financial statements and related notes included in our most recently filed Annual Report on Form 10-K, in each case as updated or supplemented by subsequent periodic reports that we file with the SEC, before making an investment decision. Further, unless the context otherwise indicates, numbers in this prospectus have been rounded and are, therefore, approximate.
Overview
Compass Diversified Holdings, a Delaware statutory trust, which we refer to as the trust, was created in Delaware on November 18, 2005. Compass Group Diversified Holdings LLC, a Delaware limited liability company, which we refer to as the company, was also formed on November 18, 2005. The trust and the company were formed to acquire and manage a group of small and middle-market businesses headquartered in North America. The trust is the sole owner of 100% of the trust interests, as defined in our LLC Agreement, of the company, which consist of trust common interests and trust preferred interests. Pursuant to that LLC Agreement, the trust owns an identical number of trust common interests and trust preferred interests in the company as exist for the number of outstanding common shares and preferred shares of the trust, respectively. Accordingly, the holders of our common shares and preferred shares are treated as beneficial owners of trust common interests and trust preferred interests, respectively, in the company and, as such, are subject to tax under partnership income tax provisions.
The company is an operating entity with a board of directors whose corporate governance responsibilities are similar to that of a Delaware corporation. The company’s board of directors oversees the management of the company and our businesses and the performance of Compass Group Management LLC, which we refer to as our manager. Certain members of our manager indirectly own our allocation interests, as defined in our LLC Agreement, through their ownership of a Delaware limited liability company.
We acquire controlling interests in and actively manage businesses that we believe (i) operate in industries with long-term macro-economic growth opportunities, (ii) have positive and stable cash flows, (iii) face minimal threats of technological or competitive obsolescence and (iv) have strong management teams largely in place.
Our unique public structure provides investors with an opportunity to participate in the ownership and growth of companies which have historically been owned by private equity firms, wealthy individuals or families. Through the acquisition of a diversified group of businesses with these characteristics, we believe we offer investors an opportunity to diversify their own portfolio risk while participating in the ongoing cash flows of those businesses through the receipt of quarterly distributions.
Our disciplined approach to our target market provides opportunities to methodically purchase attractive businesses at values that are accretive to our shareholders. For sellers of businesses, our unique financial structure allows us to acquire businesses efficiently with little or no third-party financing contingencies and, following acquisition, to provide our businesses with substantial access to growth capital.
We believe that private company operators and corporate parents looking to sell their businesses units may consider us an attractive purchaser because of our ability to:

•	provide ongoing strategic and financial support for their businesses;

•	maintain a long-term outlook as to the ownership of those businesses where such an outlook is required for maximization of our shareholders’ return on investment; and

•	consummate transactions efficiently without being dependent on third-party transaction financing.
In particular, we believe that our outlook on length of ownership may alleviate the concern that many private company operators and parent companies may have with regard to their businesses going through multiple sale processes in a short period of time. We believe this outlook reduces both the risk that businesses may be sold at unfavorable points in the overall market cycle and enhances our ability to develop a comprehensive strategy to grow the earnings and cash flows of each of our businesses, which we expect will better enable us to meet our long-term objective of continuing to pay distributions to our shareholders while increasing shareholder value. Finally, it has been our experience that our ability to acquire businesses without the cumbersome delays and conditions typical of third-party transactional financing is appealing to sellers of businesses who are interested in confidentiality and certainty to close.

We believe our management team’s strong relationships with industry executives, accountants, attorneys, business brokers, commercial and investment bankers, and other potential sources of acquisition opportunities offer us substantial opportunities to assess small to middle market businesses available for acquisition. In addition, the flexibility, creativity, experience and expertise of our management team in structuring transactions allows us to consider non-traditional and complex transactions tailored to fit a specific acquisition target.
In terms of the businesses in which we have a controlling interest, we believe that these businesses have strong management teams, operate in strong markets with defensible market niches and maintain long standing customer relationships. The strength of this model, which provides for significant industry, customer and geographic diversity, became even more apparent in a challenging economic environment of the recent past.
Our Manager
We have entered into a management services agreement with Compass Group Management LLC, which we refer to as our manager or CGM, pursuant to which our manager manages the day-to-day operations and affairs of the company and oversees the management and operations of our businesses.
Corporate Structure
The trust is a Delaware statutory trust. Our principal executive offices are located at Sixty One Wilton Road, Second Floor, Westport, Connecticut 06880, and our telephone number is 203-221-1703. Our website is at www.compassdiversifiedholdings.com. The information on our website is not incorporated by reference and is not part of this prospectus.
Each common share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust common interest in the Company, and each preferred share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust preferred interest in the Company. The purpose of the trust is to hold the trust interests of the company, which is one of two classes of equity interests in the company - the trust interests in the form of either trust common interests or trust preferred interests, of which 100% are held by the trust, and allocation interests, of which 100% are held by Sostratus LLC. The trust has the authority to issue common shares in one or more series and preferred shares in one or more classes or series. See the section entitled “Description of Securities” for more information about certain terms of the shares, trust interests and allocation interests.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our securities could decline, we may be unable to pay distributions on our securities and you could lose all or part of your investment.
See “Item IA - Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as updated from time to time in our other SEC filings, which are incorporated by reference into this prospectus. For information on incorporating our filings into this prospectus, see “Incorporation of Certain Documents by Reference” above.
USE OF PROCEEDS
Unless indicated otherwise in the applicable prospectus supplement or term sheet, we expect to use the net proceeds from our sale of securities under this prospectus for general corporate purposes, including to fund new acquisitions, when and if identified. Additional information on the use of net proceeds from the sale of securities offered by us may be set forth in the prospectus supplement or term sheet relating to such offering. We will not receive any proceeds from the sale of our securities by any selling securityholders.
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS

The following table sets forth our ratios of earnings to combined fixed charges and preferred share distributions for each of the periods indicated:

	Nine Months
	Ended September 30,	Fiscal Years Ended December 31,
	2016	2015	2014	2013	2012	2011
Ratio of earnings to combined fixed charges and preferred share distributions (1)	3.2	1.4	11.0	4.7	0.4	7.7
(1) The ratio of earnings to fixed charges was below one-to-one for the year ended December 31, 2012. The earnings available for fixed charges was $15.7 million less than the total of fixed charges.
The ratios of earnings to combined fixed charges and preferred share dividends were computed by dividing earnings as adjusted by fixed charges and preferred share dividends (where applicable). For this purpose, earnings consist of net income from continuing operations and fixed charges. We currently have no preferred shares outstanding and, therefore, there are no amounts for preferred share dividends included in the above calculation. Fixed charges consist of interest expense.

SELLING SECURITYHOLDERS
This prospectus covers (i) 7,264,333 common shares held by CGI Magyar Holdings, LLC, which is ultimately controlled by Path Spirit Limited, (ii) 1,544,000 common shares held by Concord Equity, Inc., (iii) 64,000.08 common shares held by Alan B. Offenberg, the chief executive officer and a director of the company, a regular trustee of the trust and a partner of Compass Group Management LLC, or CGM, our manager, (iv) 64,000.08 common shares held by Elias J. Sabo, an assistant secretary of the company and a partner of CGM, and (v) 10,666.68 common shares held by David P. Swanson, a partner of CGM. Alan B. Offenberg and Elias J. Sabo serve as the manager of CGM for two-year rotating terms in succession. These selling securityholders acquired such common shares, directly or indirectly, in conjunction with the closing of our IPO, upon the closing of our acquisition of a controlling interest in Anodyne Medical Device, Inc., in conjunction with the closing of our follow-on offering in May 2007, and upon the closing of our acquisition of CamelBak Products, LLC on August 25, 2011.
Additional information about the above selling securityholders and additional selling securityholders, where applicable, including their respective beneficial ownership of our securities, the number of securities being offered and sold, and the number of securities beneficially owned after the applicable offering, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

PLAN OF DISTRIBUTION
We and/or any selling securityholders may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us and/or the selling securityholders to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement or term sheet will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers or agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.
The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us and/or the selling securityholders or by agents designated by us or them from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we and/or the selling securityholders will sell securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which the broker or dealer will attempt to sell securities as agent but may position and resell as principal to facilitate the transaction, or in crosses in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
Offers to purchase securities may be solicited directly by us and/or the selling securityholders and the sale thereof may be made by us and/or the selling securityholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement or term sheet, we and/or the selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us and/or the selling securityholders at the public offering price set forth in the applicable prospectus supplement or term sheet pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.
Agents, underwriters and dealers may be entitled under relevant agreements with us and/or the selling securityholders to indemnification by us and/or the selling securityholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement or term sheet.

We and/or the selling securityholders may also sell securities through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.
We and/or the selling securityholders may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or term sheet indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement or term sheet, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for, or representing beneficial interests in such securities, or the return of which is derived in whole or in part from the value of such securities. If so, the third party may use securities received under those sales, forward sales or derivative arrangements or securities pledged by us and/or the selling securityholders or borrowed from us and/or the selling securityholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us and/or the selling securityholders in settlement of those transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us and/or the selling securityholders. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.
Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our manager and our respective subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying securities as long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.
The place and time of delivery for the securities will be set forth in the accompanying prospectus supplement or term sheet for such securities.

DESCRIPTION OF SECURITIES
The following descriptions of the trust agreement and the LLC agreement are subject to the provisions of the Delaware Statutory Trust Act and the Delaware Limited Liability Company Act. Certain provisions of the trust agreement and the LLC agreement are intended to be consistent with the Delaware General Corporation Law, which we refer to as the DGCL, and the powers of the company, the governance processes and the rights of the trust as the holder of the trust interests and the shareholders of the trust are generally intended to be similar in many respects to those of a typical Delaware corporation under the DGCL, with certain exceptions.
The statements that follow are subject to, and are qualified in their entirety by, reference to all of the provisions of each of the trust agreement and the LLC agreement, which will govern your rights as a holder of the shares and the trust’s rights as a holder of trust interests. Each of our trust agreement and LLC agreement has been filed with the SEC as an exhibit to our Current Report on Form 8-K filed on December 7, 2016.
General
The trust is authorized to issue shares each representing one undivided beneficial interest corresponding to one underlying trust interest in the company held by the trust. Shares of the trust may be common shares, which correspond to underlying trust common interests in the company, or preferred shares, which correspond to trust preferred interests in the company.
The trust interests, which consist of trust common interests and trust preferred interests, are one of two classes of equity interests in the company - the trust interests, of which 100% are held by the trust, and the allocation interests, of which 100% are held by Sostratus LLC.
Common Shares in the Trust
Each common share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust common interest held by the trust. Unless the trust is dissolved, it must remain the holder of 100% of the trust common interests and at all times the company will have outstanding the identical number of trust common interests as the number of outstanding common shares of the trust. Pursuant to the trust agreement, the trust is authorized to issue up to 500,000,000 common shares and the company is authorized to issue a corresponding number of trust common interests. As of December 6, 2016, the trust had 54,300,000 common shares outstanding and the company had an equal number of corresponding trust common interests outstanding. All common shares and trust common interests, when they are issued, will be fully paid and nonassessable. Holders of common shares have no preemptive, subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common shares. The rights of the holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that may be issued in the future.
Preferred Shares in the Trust
Each preferred share of the trust represents one undivided beneficial interest in the trust property and corresponds to one underlying trust preferred interest held by the trust. Unless the trust is dissolved, it must remain the holder of 100% of the trust preferred interests and at all times the company will have outstanding the identical number of trust preferred interests as the number of outstanding preferred shares of the trust. Pursuant to the trust agreement, the trust is authorized to issue up to 50,000,000 preferred shares and the company is authorized to issue a corresponding number of trust preferred interests. As of December 6, 2016, the trust had no preferred shares outstanding and the company had no corresponding trust preferred interests outstanding. All preferred shares and trust preferred interests, when they are issued, will be fully paid and nonassessable.

The company’s board of directors may determine, without further action by the holders of our shares, the terms, designations, preferences, rights, powers and duties of the preferred shares offered by this prospectus, as reflected in a share designation, including:

•	the right, if any, of such shares to share in the trust’s profits and losses or items thereof;

•
the right, if any, of such shares to share in the trust’s distributions, the dates distributions on such shares will be payable and whether distributions with respect to such shares will be cumulative or non-cumulative;

•	the rights of such shares upon dissolution and liquidation of the trust;

•	whether, and the terms and conditions upon which, the trust may redeem such shares;

•
whether such shares are issued with the privilege of conversion or exchange and, if so, the conversion or exchange price or prices or rate or rates, any rate adjustments, the date or dates on which, or the period or periods during which, such shares will be convertible or exchangeable, and all other terms and conditions upon which the conversion or exchange may be made;

•	the terms and conditions upon which such shares will be issued, evidenced by certificates and assigned or transferred;

•	the method for determining the percentage interest as to such shares;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of such shares;

•	whether there will be restrictions on the issuance of preferred shares of the same class or series or any other class or series; and

•	the right, if any, of the holder of each such share to vote on trust matters, including matters relating to the relative rights, preferences and privileges of such shares.

A share designation (or any resolution of the board of directors of the company amending any share designation) will constitute an amendment to the trust agreement. However, the company’s board of directors will not, without prior shareholder approval, issue or use any preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan.
Equity Interests in the Company
The company is authorized, pursuant to action by the company’s board of directors, to issue up to 500,000,000 trust common interests in one or more series.
The company is authorized, pursuant to action by the company’s board of directors, to issue up to 50,000,000 trust preferred interests in one or more classes or series, with the terms, designations, preferences, rights, powers and duties of any such future trust preferred interests reflected in a trust interest designation.
In addition to the trust common interests and trust preferred interests, which we refer to collectively as the trust interests, the company is authorized, pursuant to action by the company’s board of directors, to issue up to 1,000 allocation interests. In connection with the formation of the company, our manager acquired 100% of the allocation interests so authorized and issued. On June 27, 2013, our manager assigned its allocation interests to Sostratus LLC. All allocation interests are fully paid and nonassessable. Other than the allocation interests held by Sostratus LLC, the company is not authorized to issue any other allocation interests.

Distributions
The company, acting through its board of directors, may declare and pay distributions on the applicable interests of the company, subject to any applicable trust interest designation. Any distributions so declared will be paid on such interests in proportion to the number of such interests held by the holders thereof. The members of our manager currently have a nominal indirect equity interest in the company, which is subject to dilution if additional shares, including the common shares and preferred shares described herein, are offered in the future. The company’s board of directors may, in its sole discretion and at any time, declare and pay distributions from the cash flow available for distributions to the holders of its interests, subject to any applicable trust interest designation.
Upon receipt of any distributions declared and paid by the company, the trust will, pursuant to the terms of the trust agreement, distribute within five business days the whole amount of such distributions in cash to its applicable shareholders, in proportion to their percentage ownership of the common shares or preferred shares on the related record date. The record date for distributions by the company will be the same as the record date for corresponding distributions by the trust.
Certain members of our manager indirectly own allocation interests in the Company through their ownership of Sostratus LLC. The owner of the allocation interests in the company is sometimes referred to herein as the “Allocation Member.” Upon the occurrence of certain events, the company will pay a profit allocation to the Allocation Member, as holder of the allocation interests. See “Certain Relationships and Related Party Transactions” in our definitive Proxy Statement on Schedule 14A filed with the SEC on April 14, 2016, which is incorporated by reference into this prospectus, for more information about the profit allocation to the Allocation Member.
Voting and Consent Rights
General
Each outstanding share, subject to any applicable share designation, is entitled to one vote on any company matter with respect to which the trust is entitled to vote, as provided in the LLC agreement and as detailed below. Pursuant to the terms of the LLC agreement and the trust agreement, the company will act at the direction of the trust only with respect to those matters subject to vote by the holders of trust interests of the company. The company, as sponsor of the trust, will provide to the trust, for transmittal to shareholders of the trust, the appropriate form of proxy to enable shareholders of the trust to direct, in proportion to their percentage ownership of the shares, the trust’s vote with respect to the trust interests. The trust will vote its trust interests in the same proportion as the vote of holders of the shares. For purposes of this summary, the voting rights of holders of the trust interests of the company that effectively will be exercised by the shareholders of the trust by proxy will be referred to as the voting rights of the holders of the shares.
The LLC agreement provides that the holders of trust interests are entitled, at the annual meeting of members of the company, to vote for the election of all of the directors other than any director appointed by our manager, subject to any applicable trust interest designation. Because neither the trust agreement nor the LLC agreement provides for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares represented at a shareholders meeting will effectively be able to elect all the directors of the company standing for election, subject to any applicable share designation or trust interest designation.
The LLC agreement further provides that holders of allocation interests will not be entitled to any voting rights, except that holders of allocation interests will have, in accordance with the terms of the LLC agreement:

•	voting or consent rights in connection with certain anti-takeover provisions, as discussed below;

•	a consent right with respect to the amendment or modification of the provisions providing for distributions to the holders of allocation interests;

•	a consent right to any amendment to the provision entitling the holders of allocation interests to appoint directors who will serve on the board of directors of the company;

•	a consent right with respect to any amendment of the provision of the LLC agreement governing amendments thereof; and

•	a consent right with respect to any amendment that would adversely affect the holders of allocation interests.
Board of Directors Appointee
As holder of the allocation interests, our Allocation Member has the right to appoint one director (or two directors if the board size is increased to nine or more directors) to the company’s board of directors. No such appointed director on the company’s board of directors will be required to stand for election by the shareholders. No such appointed director who is also a member of the company’s management will receive any compensation (other than reimbursements that are permitted for directors) or will have any special voting rights.
Right to Bring a Derivative Action and Enforcement of the Provisions of the LLC Agreement by Holders of the Shares and Our Manager
The trust agreement and the LLC agreement both provide that holders of common shares representing at least ten percent of the outstanding common shares shall have the right to directly institute a legal proceeding against the company to enforce the provisions of the LLC agreement. In addition, the trust agreement and the LLC agreement provide that holders of common shares representing at least ten percent of the outstanding common shares have the right to cause the trust to institute any legal proceeding for any remedy available to the trust, including the bringing of a derivative action in the right of the company under Section 18-1001 of the Delaware Limited Liability Company Act relating to the right to bring derivative actions. Holders of common shares will have the right to direct the time, method and place of conducting such legal proceedings brought by the trust. The Allocation Member, as holder of the allocation interests, has the right to directly institute proceedings against the company to enforce the provisions of the LLC agreement.
Acquisition Exchange and Optional Purchase
The trust agreement and the LLC agreement provide that, if at any time more than 90% of the then outstanding voting shares entitled to vote are beneficially owned by one person, who we refer to as the acquirer and which time we refer to as the control date, such acquirer has the right to cause the trust, acting at the direction of the company’s board of directors, to mandatorily exchange all shares then outstanding for an equal number of underlying trust interests, which we refer to as an acquisition exchange, and dissolve the trust. The company, as sponsor of the trust, will cause the transfer agent of the shares to mail a copy of notice of such acquisition exchange to the shareholders of the trust at least 30 days prior to the exchange of shares for underlying trust interests. Upon the completion of such acquisition exchange, each holder of shares immediately prior to the completion of the acquisition exchange will be admitted to the company as a member in respect of an equal number of underlying trust interests and the trust will cease to be a member of the company.
The LLC agreement provides that, following such exchange, the acquirer shall have the right to purchase at the offer price, as defined in the LLC agreement, from the other holders of trust interests for cash all, but not less than all, of the outstanding trust interests that the acquirer does not own as of the control date. While this provision of the LLC agreement provides for a fair price requirement, the LLC agreement does not provide members with appraisal rights to which shareholders of a Delaware corporation would be entitled under Section 262 of the DGCL. The acquirer can exercise its right to effect such purchase by delivering notice to the company and the transfer agent of its election to make the purchase not less than 60 days prior to the control date. The company will cause the transfer agent to mail the notice of the purchase to the record holders of the trust interests at least 30 days prior to the control date. We refer to the date of purchase as the purchase date.

Voluntary Exchange
The trust agreement and the LLC agreement provide that in the event the company’s board of directors determines that:

•	the trust or the company, or both, is, or is reasonably likely to be, treated as a corporation for United States federal income tax purposes, or

•	the existence of the trust otherwise results, or is reasonably likely to result, in a material tax detriment to the trust, the holders of shares, the company or any of the members, the company, as sponsor of the trust, shall cause the trust to exchange all shares then outstanding for an equal number of underlying trust interests and dissolve the trust. We refer to such an exchange as a voluntary exchange. The company, as sponsor of the trust, will cause the transfer agent for the shares to mail a copy of notice of such voluntary exchange to the shareholders of the trust at least 30 days prior to the exchange of shares for underlying trust interests. Upon the completion of such voluntary exchange, each holder of shares immediately prior to the completion of the voluntary exchange will be admitted to the company as a member in respect of an equal number of underlying trust interests and the trust will cease to be a member of the company.

Election by the Company
In circumstances where the trust has been dissolved, the LLC agreement provides that the company’s board of directors may, without the consent or vote of holders of trust interests, cause the company to elect to be treated as a corporation for United States federal income tax purposes only if the board receives an opinion from a nationally recognized financial adviser to the effect that the market valuation of the company is expected to be significantly lower as a result of the company continuing to be treated as a partnership for United States federal income tax purposes than if the company instead elected to be treated as a corporation for United States federal income tax purposes.
Dissolution of the Trust and the Company
The LLC agreement provides for the dissolution and winding up of the company upon the occurrence of:

•
the adoption of a resolution by a majority vote of the company’s board of directors approving the dissolution, winding up and liquidation of the company and the approval of such action by the affirmative vote of the holders of a majority of the outstanding trust interests entitled to vote thereon;

•	the unanimous vote of the holders of the outstanding trust interests entitled to vote to dissolve, wind up and liquidate the company;

•
a judicial determination that an event has occurred that makes it not reasonably practical to carry on the business of the company in conformity with the LLC agreement as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act; or

•
the termination of the legal existence of the last remaining member of the company or the occurrence of any other event that terminates the continued membership of the last remaining member of the company, unless the company is continued without dissolution in a manner provided under the LLC agreement or the Delaware Limited Liability Company Act.

The trust agreement provides for the dissolution and winding up of the trust upon the occurrence of:

•	an acquisition exchange or a voluntary exchange;

•	the filing of a certificate of cancellation of the company or its failure to revive its certificate of formation within 10 days following revocation of the company’s certificate of formation;

•	the entry of a decree of judicial dissolution by a court of competent jurisdiction over the company or the trust; or

•	the written election of the company.
We refer to these events as dissolution events. Following the occurrence of a dissolution event with respect to the trust, each share will be mandatorily exchanged for an underlying trust interest of the company. Upon dissolution of the company in accordance with the terms of the LLC agreement, the then holders of trust interests will be entitled to share in the assets of the company legally available for distribution following payment to creditors, subject to any applicable trust interest designation, in accordance with the positive balance in such holders’ capital accounts required by the LLC agreement, including any applicable trust interest designation, after giving effect to all contributions, distributions and allocations for all periods.

Anti-Takeover Provisions
Certain provisions of the management services agreement, the trust agreement and the LLC agreement may make it more difficult for third parties to acquire control of the trust and the company by various means. These provisions could deprive the shareholders of the trust of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

•	protect our manager and its economic interests in the company;

•	protect the position of our manager and its rights to manage the business and affairs of the company under the management services agreement;

•	enhance the likelihood of continuity and stability in the composition of the company’s board of directors and in the policies formulated by the company’s board of directors;

•	discourage certain types of transactions which may involve an actual or threatened change in control of the trust and the company;

•	discourage certain tactics that may be used in proxy fights;

•
encourage persons seeking to acquire control of the trust and the company to consult first with the company’s board of directors to negotiate the terms of any proposed business combination or offer; and

•
reduce the vulnerability of the trust and the company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to shareholders of the trust.

Anti-Takeover Effects of the Management Services Agreement
The limited circumstances in which our manager may be terminated means that it will be very difficult for a potential acquirer of the company to take over the management and operation of our business. Under the terms of the management services agreement, our manager may only be terminated by the company in certain limited circumstances.
Furthermore, our manager has the right to resign and terminate the management services agreement upon 180 days’ notice. Upon the termination of the management services agreement, seconded officers, employees, representatives and delegates of our manager and its affiliates who are performing the services that are the subject of the management services agreement will resign their respective position with the company and cease to work at the date of our manager’s termination or at any other time as determined by our manager. Any appointed director may continue serving on the company’s board of directors subject to our Allocation Member’s continued ownership of the allocation interests.

If we terminate the management services agreement, the company and the trust will agree, and the company will agree to cause its businesses, to cease using the term “Compass,” including any trademarks based on the name of the company and trust owned by our manager, entirely in their businesses and operations within 180 days of such termination. This agreement would require the trust, the company and its businesses to change their names to remove any reference to the term “Compass” or any trademarks owned by our manager.
Anti-Takeover Provisions in the Trust Agreement and the LLC Agreement
A number of provisions of the trust agreement and the LLC agreement also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the trust and the company. The trust agreement and the LLC agreement prohibit the merger or consolidation of the trust and the company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of the trust’s or the company’s property or assets unless, in each case, the company’s board of directors adopts a resolution by a majority vote approving such action and unless (i) in the case of the company, such action is approved by the affirmative vote of the holders of a majority of each of the outstanding trust interests and allocation interests entitled to vote thereon or (ii) in the case of the trust, such action is approved by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.
In addition, the trust agreement and the LLC agreement each contain provisions based on Section 203 of the DGCL which prohibit the company and the trust from engaging in a business combination with an interested shareholder unless (i) in the case of the company, such business combination is approved by the affirmative vote of the holders of 66 2/3% of each of the outstanding trust interests and allocation interests entitled to vote thereon ,or (ii) in the case of the trust, such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding shares entitled to vote thereon, in each case, excluding shares or trust interests, as the case may be, held by the interested shareholder or any affiliate or associate of the interested shareholder.
Subject to the right of our manager to appoint directors and any successor in the event of a vacancy, the LLC agreement authorizes the company’s board of directors to fill vacancies. This provision could prevent a shareholder of the trust from effectively obtaining an indirect majority representation on the company’s board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. The LLC agreement also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of 85% of the outstanding trust interests entitled to vote thereon that so elected or appointed such director. An appointed director may only be removed by the Allocation Member, as holder of the allocation interests.
The trust agreement does not permit holders of the shares to act by written consent. Instead, shareholders may only take action via proxy, which, when the action relates to the trust’s exercise of its rights as a member of the company, may be presented at a duly called annual or special meeting of members of the company and will constitute the vote of the trust. For so long as the trust remains the sole owner of the trust interests, the trust will act as a member of the company by written consent, including to vote its trust interests in a manner that reflects the vote by proxy of the holders of the shares. Furthermore, the trust agreement and the LLC agreement provide that special meetings may only be called by the chairman of the company’s board of directors or by resolution adopted by the company’s board of directors.
The trust agreement and the LLC agreement also provide that members, or holders of shares, subject to any applicable share designation or trust interest designation, seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of members of the company, must provide notice thereof in writing to the company not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of members or as otherwise required by requirements of the Exchange Act. In addition, the member or holder of shares furnishing such notice must be a member or shareholder, as the case may be, of record on both (i) the date of delivering such notice and (ii) the record date for the determination of members or shareholders, as the case may be, entitled to vote at such meeting. The trust agreement and the LLC agreement specify certain requirements as to the form and content of a member’s or shareholder’s notice, as the case may be. These provisions may preclude members or holders of shares from bringing matters before members or holders of shares at an annual meeting or from making nominations for directors at an annual or special meeting of members.

The company’s board of directors is divided into three classes serving staggered three-year terms, which effectively requires at least two election cycles for a majority of the company’s board of directors to be replaced. See our definitive Proxy Statement on Schedule 14A filed on April 14, 2016, which is incorporated by reference into this prospectus, for more information about the company’s board of directors. In addition, the Allocation Member has certain rights with respect to appointing one or more directors, as discussed above.
Authorized but unissued shares are available for future issuance, without approval of the shareholders of the trust. These additional shares may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions, as well as option plans for employees of the company or its businesses. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of the trust by means of a proxy contest, tender offer, merger or otherwise. However, the company’s board of directors will not, without prior shareholder approval, issue or use any preferred shares for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan.
In addition, the company’s board of directors has broad authority to amend the trust agreement and the LLC agreement, as discussed below. The company’s board of directors could, in the future, choose to amend the trust agreement or the LLC agreement to include other provisions which have the intention or effect of discouraging takeover attempts.
Amendment of the LLC Agreement
The LLC agreement (including the distribution provisions thereof) may be amended only by a majority vote of the board of directors of the company, except that amending the following provisions requires an affirmative vote of at least a majority of the outstanding trust interests entitled to vote thereon:

•	the purpose or powers of the company;

•	the authorization of an increase in trust interests;

•	the distribution rights of the trust interests;

•	the provisions regarding the right to acquire trust interests after an acquisition exchange described above;

•	the right of holders of shares to enforce the LLC agreement or to institute any legal proceeding for any remedy available to the trust;

•	the hiring of a replacement manager following the termination of the management services agreement;

•	the merger or consolidation of the company, the sale, lease or exchange of all or substantially all of the company’s assets and certain other business combinations or transactions;

•	the right of holders of trust interests to vote on the dissolution, winding up and liquidation of the company; and

•	the provision of the LLC agreement governing amendments thereof.

provided, however, that the company’s board of directors may, without the vote of any outstanding trust interests, adopt any trust interest designation setting forth the terms of the trust preferred interests to be issued, which will amend the LLC agreement, and the board of directors, without the vote of any outstanding trust interests, may otherwise amend the LLC agreement to the extent the board of directors determines that it is necessary or desirable in order to effectuate any issuance of trust preferred interests.
In addition, the Allocation Member, as holder of the allocation interests, will have the rights specified above under “- Voting and Consent Rights.”
Amendment of the Trust Agreement
The trust agreement may be amended, revised, supplemented or otherwise modified, and provisions of the trust agreement waived by the company, as sponsor of the trust, and the regular trustees acting at the company’s direction. However, the company may not, without the affirmative vote of a majority of the outstanding shares entitled to vote thereon, enter into or consent to any modification or waiver of the provisions of the trust agreement that would:

•	cause the trust to fail or cease to qualify for the exemption from the status of an “investment company” under the Investment Company Act;

•
cause the trust to issue a class of common equity securities other than the common shares (as described above under “-Common Shares in the Trust”), or issue any debt securities or any derivative securities or amend the provision of the trust agreement prohibiting any such issuances;

•
affect the exclusive and absolute right of our shareholders entitled to vote to direct the voting of the trust, as a member of the company, with respect to all matters reserved for the vote of members of the company pursuant to the LLC agreement;

•	effect the merger or consolidation of the trust, the sale, lease or exchange of all or substantially all of the trust’s property or assets and certain other business combinations or transactions;

•	amend the distribution rights of the shares;

•	increase the number of authorized shares; or

•	amend the provisions of the trust agreement governing the amendment thereof.

provided, however, that the company’s board of directors may, without the vote of any outstanding shares, adopt any share designation setting forth the terms of the preferred shares to be issued, which will amend the trust agreement, and the board of directors, without the vote of any outstanding shares, may otherwise amend the trust agreement to the extent the board of directors determines that it is necessary or desirable in order to effectuate any issuance of preferred shares.
Trustees
Messrs. Alan B. Offenberg and Ryan J. Faulkingham currently serve as the regular trustees of the trust, and BNY Mellon Trust of Delaware currently serves as the Delaware trustee of the trust.

Transfer Agent and Registrar
The transfer agent and registrar for the shares and the trust interests is Broadridge Corporate Issuer Solutions, Inc.
Our common shares are listed on the New York Stock Exchange under the symbol “CODI.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of material U.S. federal income tax considerations associated with the purchase, ownership and disposition of shares by U.S. holders (as defined below) and non-U.S. holders (as defined below). The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, currently applicable United States Treasury Regulations, which we refer to as Regulations, and judicial and administrative rulings as of the date hereof. This summary is not binding upon the Internal Revenue Service, which we refer to as the IRS, and no rulings have been or will be sought from the IRS regarding any matters discussed in this summary. In that regard, there can be no assurance that positions taken with respect to, for example, the status of the trust as a publicly traded partnership exempt from taxation as a corporation, will not be challenged by the IRS. In addition, legislative, judicial or administrative changes may be forthcoming that could alter or modify the tax consequences, possibly on a retroactive basis.
This summary deals only with shares of the trust that are held as capital assets by holders who acquire the shares upon original issuance and does not address (except to the limited extent described below) special situations, such as those of:

•	brokers and dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle, or as part of any other risk reduction transaction;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.
A “U.S. holder” of shares means a beneficial owner of shares that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
a partnership (or other entity treated as a partnership for tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, the interests in which are owned only by U.S. persons;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if it (1) is subject to the primary supervision of a federal, state or local court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. holder” of shares means a beneficial owner of shares that is not a U.S. holder.
If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of the trust, the tax treatment of any non-U.S. partner in such partnership (or other entity) will generally depend upon the status of the partner and the activities of the partnership. If you are a non-U.S. partner of a partnership (or similarly treated entity) that acquires and holds shares of the trust, we urge you to consult your own tax adviser.
No statutory, administrative or judicial authority directly addresses many of the U.S. federal income tax issues pertaining to the treatment of shares or instruments similar to the shares. As a result, we cannot assure you that the IRS or the courts will agree with the positions described in this summary. A different treatment of the shares, the trust or the company from that described below could adversely affect the amount, timing, character and manner for reporting of income, gain or loss in respect of an investment in the shares. If you are considering the purchase of shares, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.
Material U.S. federal income tax considerations specific to the preferred shares will be included in the applicable prospectus supplement in connection with the offering of such preferred shares.
Status of the Trust
The trust is intended to be treated as a publicly traded partnership exempt from taxation as a corporation. For purposes of applying the “qualifying income” tests, the trust’s share of the company’s income will be treated as received directly by the trust and will retain the same character as it had in the hands of the company.
If the trust were not treated as a publicly traded partnership exempt from taxation as a corporation and, instead, were to be classified as an association taxable as a corporation, the trust would be subject to federal income tax on any taxable income at regular corporate tax rates, thereby reducing the amount of cash available for distribution to the shareholders. In that event, the holders of shares would not be entitled to take into account their distributive shares of the trust’s deductions in computing their taxable income, nor would they be subject to tax on their respective shares of the trust’s income. Distributions to a holder would be treated as (i) dividends to the extent of the trust’s current or accumulated earnings and profits, (ii) a return of basis to the extent of each holder’s basis in its shares and (iii) gain from the sale or exchange of property to the extent that any remaining distribution exceeds the holder’s basis in its shares. Overall, treatment of the trust as an association taxable as a corporation may substantially reduce the anticipated benefits of an investment in the trust.
A “publicly traded partnership” (as defined in Section 7704 of the Code) is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership is treated as a corporation unless 90% or more of its gross income each year is “qualifying income” (generally, passive-type income) and the partnership is not required to register as an investment company under the Investment Company Act of 1940.
Qualifying income includes dividends, interest and capital gains from the sale or other disposition of stocks and bonds held as capital assets. We intend to restrict the sources of our income so that more than 90% of our gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.
Under current law and assuming full compliance with the terms of the trust agreement (and other relevant documents) and based upon factual representations made by us and assuming that we satisfied the qualifying income tests for earlier years (in light of the risks discussed in the second following paragraph), in the opinion of Squire Patton Boggs (US) LLP, the trust will be classified as a publicly traded partnership exempt from taxation as a corporation for U.S. federal income tax purposes. The factual representations made by us upon which Squire Patton Boggs (US) LLP has relied include: (a) the trust has not elected and will not elect to be treated as a corporation for U.S. federal income tax purposes; and (b) for each taxable year, more than 90% of the gross income of the trust will consist of dividends, interest (other than interest derived in the conduct of a financial or insurance business or interest the determination of which depends in whole or in part on the income or profits of any person) and gains from the sale of stock or debt instruments which are held as capital assets.

Squire Patton Boggs (US) LLP will have no obligation to advise us of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in, or differing IRS interpretation of, the applicable law. Our taxation as a publicly traded partnership exempt from taxation as a corporation will depend on our ability to meet, on a continuing basis, through actual operating results, the “qualifying income exception” (as described above), the compliance with which will not be reviewed by Squire Patton Boggs (US) LLP on an ongoing basis. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the qualifying income exception. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.
There can be no assurance that the IRS will not successfully assert that the trust should be treated as a publicly traded partnership taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the trust for U.S. federal income tax purposes or whether the company will have sufficient qualifying income under Section 7704(d) of the Code. Whether the company or the trust will continue to meet the qualifying income exception is dependent on the company’s continuing activities and the nature of the income generated by those activities. In this regard, while the company does not anticipate realizing any management fee income, the treatment of income earned by our manager from offsetting management services agreements between our manager and the operating businesses is uncertain. The company’s board of directors will use its best efforts to cause the company to conduct its activities in such a manner that the trust continues to meet the qualifying income exception.
If the trust fails to satisfy the qualifying income exception described above (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure and with respect to which certain adjustments are made), the trust will be treated as if it had (i) transferred all of its assets, subject to its liabilities, to a newly-formed corporation on the first day of the year in which it fails to satisfy the exception, in return for stock in that corporation, and (ii) then distributed that stock to the holders of shares in liquidation of their beneficial interests in the trust. This contribution and liquidation should be tax-free to holders and the trust so long as the trust, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, the trust would be treated as a corporation for U.S. federal income tax purposes.
The discussion below is based on the opinion of Squire Patton Boggs (US) LLP that the trust will be classified as a publicly traded partnership exempt from taxation as a corporation for U.S. federal income tax purposes.
Status of the Company
The company is intended to be treated as a partnership for federal income tax purposes.
Tax Considerations for U.S. Holders
Tax Treatment of the Trust
As a publicly traded partnership exempt from taxation as a corporation, the trust itself will not be subject to U.S. federal income tax, although it will file an annual partnership information return with the IRS that will report the results of its activities and will also contain schedules reflecting allocations of profits or losses (and items thereof) to shareholders of the trust.

Tax Treatment of Trust Income to Holders
Each partner of a partnership is required to take into account its share of items of income, gain, loss, deduction and other items of the partnership. Each holder of shares will directly or indirectly own a pro rata share of trust interests in the company, and thus will be required to include on its tax return its allocable share of trust income, gain, loss, deduction and other items without regard to whether the holder receives corresponding cash distributions. Thus, holders of shares may be required to report taxable income without a corresponding current receipt of cash if the trust were to recognize taxable income and not make cash distributions.
The trust’s taxable income is expected to consist mostly of interest income, capital gains and dividends. Interest income will be earned upon the funds loaned by the company to the operating subsidiaries and from temporary investments of the company, and will be taxable to the holders at ordinary income rates. Capital gains or losses will be reported upon the sale of stock or assets by the company, and will be taxed to the holders at the appropriate capital gains rates. Any dividends received by the company from its domestic corporate holdings generally will constitute qualified dividend income, which will qualify for a reduced rate of tax. Any dividends received by the company that do not constitute qualified dividend income will be taxed to holders at the tax rates generally applicable to ordinary income. Dividend income of the company from its domestic operating subsidiaries that is allocated to corporate holders of shares should qualify for the dividends received deduction.
Allocation of Company Profits and Losses
Under Section 704 of the Code, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit of a partnership shall be governed by the partnership agreement unless the allocation so provided lacks “substantial economic effect” and is not otherwise in accordance with the partner’s interests in the partnership. Accordingly, a holder’s share of the company’s items of income, gain, loss, deduction and credit will be determined by the trust agreement, unless the allocations under the trust agreement are determined not to have “substantial economic effect” and is not otherwise in accordance with the partner’s interests in the partnership. Subject to the discussion below in this section and under “- Tax Considerations for U.S. Holders,” “- Allocations Among Holders” and “- Section 754 Election,” we believe that the allocations under the trust agreement should be considered to have substantial economic effect. If the allocations were found to lack substantial economic effect, the allocations nonetheless should be deemed to be made in accordance with the “partners’ interests in the partnership,” a facts and circumstances analysis of the underlying economic arrangement of the company’s members.
In general, under the trust agreement, items of ordinary income and loss will be allocated ratably among the holders based on the number of trust interests held. Allocations of capital gains realized by the company will be made first to the Allocation Member to the extent of any profit allocation to the Allocation Member. Thereafter gains and losses from capital transactions will be allocated among the holders, based on the number of trust interests beneficially held. If the allocations provided by the LLC agreement or trust agreement were successfully challenged by the IRS, the amount of income or loss allocated to holders for U.S. federal income tax purposes could be increased or reduced or the character of the income or loss could be modified.
The U.S. federal income tax rules that apply to partnership allocations are complex, and their application, particularly to exchange-traded partnerships, is not always clear. We will apply certain conventions and assumptions intended to achieve general compliance with the intent of these rules, and to report items of income and loss in a manner that generally reflects a holder’s economic gains and losses; however, these conventions and assumptions may not be considered to comply with all aspects of the Regulations. It is, therefore, possible the IRS will successfully assert that certain of the conventions or assumptions are not acceptable, and may require items of company income, gain, loss or deduction to be reallocated in a manner that could be adverse to a holder of shares.
As required by the rules and regulations under Sections 704(b) and 704(c) of the Code (as appropriate), specified items of income, gain, loss and deduction will be allocated to account for the difference between the tax basis and fair market value of property contributed to us and our property that has been revalued and reflected in the partners’ capital accounts upon the issuance of shares in connection with this offering. An allocation of our items of income, gain, loss and deduction, other than an allocation required by the Code to eliminate the difference between a shareholder’s “book” capital account, credited with the fair market value of contributed or adjusted property, and “tax” capital account, credited with the tax basis of contributed or adjusted property, referred to in this discussion as the “book-tax disparity,” will generally be given effect for federal income tax purposes in determining a shareholder’s distributive share of an item of income, gain, loss or deduction only if the allocation has “substantial economic effect” under the Regulations. In any other case, a shareholder’s distributive share of an item will be determined on the basis of the shareholder’s interest in us, which will be determined by taking into account all the facts and circumstances, including the shareholder’s relative contributions to us, the interests of all the shareholders in profits and losses, the interest of all the shareholders in cash flow and other nonliquidating distributions and rights of all the shareholders to distributions of capital upon liquidation. Under the Code, partners in a partnership cannot be allocated more tax depreciation, gain or loss than the total amount of any such item recognized by that partnership in a particular taxable period (the “ceiling limitation”). This “ceiling limitation” is not expected to have significant application to allocations with respect to contributed or adjusted property. However, to the extent the ceiling limitation is or becomes applicable, our partnership agreement requires that certain items of income and deduction be allocated in a way designed to effectively “cure” this problem and eliminate the impact of the ceiling limitation. Such allocations will not have substantial economic effect because they will not be reflected in the capital accounts of our shareholders. The legislative history of Section 704(c) of the Code states that Congress anticipated that Regulations would permit partners to agree to a more rapid elimination of book-tax disparities than required provided there is no tax avoidance potential. Further, Regulations under Section 704(c) of the Code provide that allocations similar to our curative allocations would be allowed.
Treatment of Distributions
Distributions of cash by a partnership generally are not taxable to the distributee-partner to the extent the amount of cash distributed does not exceed the distributee’s tax basis in its partnership interest. Cash distributions made by the company to the trust, which cash distributions the trustee in turn will distribute to the holders of shares, would create taxable gain to a holder only to the extent the distribution were to exceed the holder’s tax basis in the trust interests (see the section entitled “- Tax Basis in Trust Interests”). Any cash distribution in excess of a holder’s tax basis generally will be considered to be gain from the sale or exchange of the shares (see the section entitled “- Disposition of Shares” below).
Cash distributions to the holders of shares generally will be funded by gain realized by the company and payments to the company from the operating subsidiaries, which payments will consist of interest and principal payments on indebtedness owed to the company, and, subject to availability and board of director’s discretion, dividends. After payment of expenses, the company, again subject to the board of director’s discretion, intends to distribute the net cash to the trust, which in turn will distribute the net cash to the holders of shares. Distributions that are attributable to payments in amortization of loans made by the company may exceed the company’s taxable income, thus resulting in distributions to the holders of shares that should constitute a return of their investment. As indicated, if cash distributions to a holder exceed the holder’s adjusted tax basis in the trust interests such holder is treated as beneficially owning, a taxable gain would result.
Disposition of Shares
If a U.S. holder transfers shares, the holder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the holder’s adjusted tax basis in the interests sold. The amount realized will include the holder’s share of the company’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss, except that the gain or loss will be ordinary (and not capital gain or loss) to the extent attributable to the holder’s allocable share of unrealized gain or loss in assets of the company described in Section 751 of the Code (including certain unrealized receivables and inventory). Capital gain of non-corporate U.S. holders is eligible to be taxed at reduced rates where the interests sold are held for more than one year. Capital gain of corporate U.S. holders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. holder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate U.S. holder may also offset up to $3,000 per year of ordinary income.

Pursuant to certain IRS rulings, a partner is treated as having a single, “unified” basis in all partnership interests that it owns. As a result, if a holder acquires shares at different prices and sells less than all of its shares, such holder will not be entitled to specify particular shares as having been sold (as it could do if the company were a corporation). Rather, the holder should determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis to its shares sold. For example, if a holder purchased 200 shares for $10 per share and 200 shares for $20 per share (and assuming no other adjustments to basis), the holder would have “unified” basis of $6,000 in its 400 shares. If the holder sold 100 of its shares, the adjusted basis in the shares sold would be $1,500.
Gain or loss recognized by a holder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Regulations that will allow a holder to identify and use the actual holding periods for the shares sold for purposes of determining long-term capital gain or loss. If a holder fails to make the election or is not able to identify the holding periods for shares sold, the holder likely will have a fragmented holding period in the shares sold.
A holder that sells some or all of its shares is urged to consult its tax advisor to determine the proper application of these rules in light of the holder’s particular circumstances.
Tax Basis in Shares
A U.S. holder’s initial tax basis in its shares will equal the sum of (a) the amount of cash paid by such holder for its shares, and (b) such holder’s share of the company’s liabilities. A U.S. holder’s tax basis in the shares will be increased by (a) the holder’s share of the company’s taxable income, including capital gain, (b) the holder’s share of the company’s income, if any, that is exempt from tax and (c) any increase in the holder’s share of the company’s liabilities. A U.S. holder’s tax basis in the shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the holder, (b) the holder’s share of the company’s losses and deductions, (c) the holder’s share of the company’s expenditures that are neither deductible nor properly chargeable to a capital account and (d) any decrease in the holder’s share of the company’s liabilities.

Treatment of Securities Loans
A U.S. holder whose shares are loaned to a “short seller” to cover a short sale of shares may be considered to have disposed of those shares. If so, such holder would no longer be regarded as a beneficial owner of a portion of the shares with respect to those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan (i) company income, gain, loss, deduction or other items with respect to those shares would not be includible or reportable by the holder, and (ii) cash distributions received by the holder with respect to those shares could be fully taxable, likely as ordinary income. A holder who participates in any such transaction is urged to consult with its tax adviser.
Limitations on Interest Deductions
The deductibility of a non-corporate U.S. holder’s “investment interest expense” is generally limited to the amount of such holder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the company, if any, and interest expense incurred by the U.S. holder on any margin account borrowing or other loan incurred to purchase or carry shares of the trust. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the holder elects to pay tax on such gain or dividend income at ordinary income rates.

Management Fees and Other Expenses
The company will pay an annual management fee to our manager. The company will also pay certain costs and expenses incurred in connection with activities of our manager. The company intends to deduct such fees and expenses to the extent that they are reasonable in amount and are not capital in nature or otherwise nondeductible. The management fees and other expenses should generally constitute miscellaneous itemized deductions for individual U.S. holders of shares. Accordingly, as described immediately below, certain limitations on deductibility of such fees and expenses by the shareholder could reduce or eliminate any associated tax benefits. Corporate U.S. holders of shares generally will not be subject to these limitations.
In general, a U.S. holder’s share of the expenses incurred by the company that are considered miscellaneous itemized deductions may be deducted by a U.S. holder that is an individual, estate or trust only to the extent that the holder’s share of the expenses exceeds 2% of the adjusted gross income of such holder. In addition, other limitations could apply to reduce the amount of certain otherwise allowable itemized deductions for individuals by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.
Organizational and syndication expenses, in general, may not be deducted currently by either the company or any U.S. holder of shares. An election may be made by the company to amortize organizational expenses over a 180-month period. Syndication expenses cannot be amortized or deducted.
The company will report such expenses on a pro rata basis, and each U.S. holder will be required to determine separately to what extent these items are deductible on such holder’s tax return. A U.S. holder’s inability to deduct all or a portion of such expenses could result in such holder’s reporting as its share of company taxable income an amount that exceeds any cash actually distributed to such U.S. holder for the year.
Section 754 Election
Both the trust and the company have made the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The election will generally require, in connection with a purchase of shares in the open market, that the trust and the company adjust its proportionate share of the tax basis in the their assets, or the “inside” basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price for the purchaser’s shares), as if the purchaser of shares had acquired a direct interest in the assets. The Section 743(b) basis adjustment is attributed solely to a purchaser of shares and does not affect the tax basis of the company’s assets associated with other holders. The Section 754 election, however, could result in adjustments to the “common basis” of the company’s assets, under Section 734, in connection with certain distributions.
Generally, the Section 754 election is intended to eliminate the disparity between a purchaser’s “outside” tax basis in its shares and its share of “inside” tax basis of the assets such that the amount of gain or loss allocable to the purchaser on the disposition by the company of its assets will correspond to the purchaser’s share in the appreciation or depreciation in the value of such assets since the purchaser acquired its shares. The consequences of this basis adjustment may be favorable or unfavorable as to the purchaser-holder.
The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. To help reduce the complexity of those calculations and the resulting administrative costs to the company, the company will apply certain simplifying conventions in determining and allocating these inside basis adjustments. It is possible that the IRS will successfully assert that the conventions utilized by the company do not satisfy the technical requirements of the Code or the Regulations and, thus, will require different basis adjustments to be made. If different adjustments were to be required by the IRS, some holders could be adversely affected.

Limitations on Deductibility of Losses
The deduction by a U.S. holder of its share of the company’s losses, if any, will be limited to the lesser of (i) the tax basis in such holder’s shares or (ii) in the case of a holder that is an individual or a closely-held corporation (a corporation where more than fifty percent (50%) of the value of its stock is owned directly or indirectly by five or fewer individuals or certain tax-exempt organizations), the amount which the holder is considered to be “at risk” with respect to certain activities of the trust. In general, the amount “at risk” includes the holder’s actual amount paid for the shares and any share of company debt that constitutes “qualified nonrecourse financing.” The amount “at risk” excludes any amount the holder borrows to acquire or hold its shares if the lender of such borrowed funds owns shares or can look only to shares for repayment. Losses in excess of the amount at risk must be deferred until years in which the company generates taxable income against which to offset such carryover losses.
Passive Activity Income and Loss
The “passive activity loss” limitations generally provide that individuals, estates, trusts and certain closely-held corporations and personal service corporations can deduct losses from passive activities (generally, activities in which the taxpayer does not materially participate) only to the extent of the taxpayer’s income from passive activities. It is expected that holders will not recognize any passive activity income or passive activity loss as a result of an investment in shares.
Allocations Among Holders
In general, the company’s profits and losses (other than capital gains and losses) will be determined on an annual basis and will be prorated on a monthly basis. The company will use a monthly convention that treats all sales during a month as occurring on the last day of such month. As a result, a seller of shares may be allocated income or deductions realized by the company following the date of sale, and a purchaser will not be allocated income until the following month. Furthermore, all dividends and distributions by the company will be made to the transferor of shares if the record date is on or before the date of transfer; similarly, if the record date is after the date of transfer, dividends and distributions shall be made to the transferee. Thus, a holder who owns shares during any month and who disposes of the shares prior to the record date set for a cash distribution for that month, may be allocated items of income or loss attributable to that month but would not be entitled to receive the cash distribution.
The trust will allocate capital gains and losses to the holders of shares on the actual date on which such gains or losses are realized.
Constructive Termination
The trust will be considered to have terminated for tax purposes if there is a sale or exchange of 50 percent or more of the total shares within a 12-month period. A constructive termination results in the closing of the trust’s taxable year for all holders. In the case of a holder reporting on a taxable year other than a fiscal year ending December 31, the closing of the trust’s taxable year may result in more than 12 months of its taxable income or loss being includable in such holder’s taxable income for the year of termination. The trust would be required to make new tax elections after a termination, including a new election under Section 754. A termination could also result in penalties if the trust were unable to determine that the termination has occurred.
Tax Reporting by the Trust and the Company
Information returns will be filed by the trust and the company with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the company’s activities. The trust and the company will file a partnership return with the IRS and issue a Schedule K-1. We further expect that the relevant and necessary information for tax purposes also will be readily available electronically through our website. Each holder will be deemed to have consented to provide relevant information, and if the shares are held through a broker or other nominee, to allow such broker or other nominee to provide such information as is reasonably requested by us for purposes of complying with our tax reporting obligations.

Audits and Adjustments to Tax Liability
A challenge by the IRS, such as in a tax audit, to the tax treatment by a partnership of any item generally must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on behalf of the partnership and the partners in the conduct of such a challenge or audit by the IRS. The trust has designated a “tax matters member,” who shall serve as the “tax matters partner” for this purpose.
Our tax matters member, which is required by the trust agreement to notify all holders of any U.S. federal income tax audit of the trust, will have the authority under the trust agreement to conduct, respond to, and if appropriate, contest (including by pursuing litigation) any IRS audit of the trust’s tax returns or other tax-related administrative or judicial proceedings and, if considered appropriate, to settle such proceedings. A final determination of U.S. tax matters in any proceeding initiated or contested by the tax matters member will be binding on all holders of shares who held their shares during the period for which the audit adjustment is made. The tax matters member will have the right on behalf of all holders to extend the statute of limitations relating to the holders’ U.S. federal income tax liabilities with respect to trust items.
A U.S. federal income tax audit of the trust’s information return may result in an audit of the tax return of a holder of shares, which, in turn, could result in adjustments to a holder’s items of income and loss that are unrelated to the company as well as to company-related items. There can be no assurance that the IRS, upon an audit of an information return of the trust or of an income tax return of a U.S. holder, might not take a position that differs from the treatment thereof by the trust or by such holder, possibly resulting in a tax deficiency. A holder would also be liable for interest on any tax deficiency that resulted from any such adjustments. Potential U.S. holders should also recognize that they might be forced to incur legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.
Beginning in 2018, the audit provisions summarized above will be replaced by a new partnership audit regime added by the Bipartisan Budget Act of 2015, P.L. 115-74 (“BBA”). Under the new BBA procedures, audits will be conducted at the partnership level, but any tax due will be payable by the partnership in the year the audit concludes (rather than for the year being audited). The audit is handled by a “partner representative,” which had broad authority to conduct the audit and bind partners. An alternative procedure allows any audit change to be allocated to persons who were partners during the year being audited. The trust agreement and LLC agreement give broad authority to the partner representative to apply the provisions of the BBA rules.
Foreign Tax Credits
Subject to generally applicable limitations, a U.S. holder of shares will be able to claim foreign tax credits with respect to certain foreign income taxes (if any) paid or incurred by the trust or the company, withheld on payments made to the company or paid by the company on behalf of holders. If a holder elects to claim a foreign tax credit, it must include in its gross income, for U.S. federal income tax purposes, both its share of the trust’s items of income and gain and also its share of the amount which is deemed to be the holder’s portion of foreign income taxes paid with respect to, or withheld from, dividends, interest or other income derived by the company. Subject to certain limitations, the U.S. holder may claim as a credit against its U.S. federal income tax the amount of such taxes incurred or withheld. Alternatively, a U.S. holder may elect to treat such foreign taxes as deductions from gross income. Even if the holder is unable to claim a credit or a deduction, he or she must include all amounts described above in income. We urge U.S. holders to consult their tax advisers regarding this election and its consequences to them.

Taxation of Certain Foreign Earnings
Under Subpart F of the Code, certain undistributed earnings and certain passive income of a foreign company constituting a controlled foreign corporation, or CFC, as defined in the Code, are taxed to certain U.S. shareholders prior to being distributed. Other than FHF Holdings Ltd., which we refer to as Manitoba Harvest, none of the businesses in which the company currently holds an interest or intends to invest are CFCs; however, no assurances can be given that other businesses in which the company may invest in the future will not be CFCs. While distributions made by a foreign company could generally constitute “qualified dividend income” eligible for a reduced rate of tax; the Subpart F provisions of the Code may operate to prevent distributions (or deemed distributions) of such earnings from being so regarded. Additionally, if the company were to invest in a passive foreign investment company, or PFIC, a U.S. holder of shares may be subject to certain adverse U.S. federal income tax consequences, including a deferred interest charge upon the distribution of previously accumulated earnings with respect to that investment.
Reportable Transaction Disclosure Rules
There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s U.S. federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the company or the holders of shares if, for example, a holder incurs a loss (in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition of shares. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests (such as the shares) in a pass-through entity even if its basis in such interests is equal to the amount of cash it paid. We urge U.S. holders to consult their tax advisers regarding the tax shelter disclosure rules and the possible application of these rules to them.
Non-U.S. Holders
A non-U.S. holder will not be subject to U.S. federal income tax on such holder’s distributive share of the trust’s income, provided that such income is not considered to be effectively connected with the conduct of a trade or business within the United States. However, in the case of an individual non-U.S. holder, such holder will be subject to U.S. federal income tax on gains on the sale of shares in the trust or such holder’s distributive share of trust gains if such holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.
The company should not be treated as “engaged in a trade or business within the United States” and therefore should not realize income that would be treated as effectively connected with the conduct of a U.S. trade or business. If the income from the company is effectively connected with a U.S. trade or business (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then a non-U.S. holder’s share of any company income and of any gain realized upon the sale or exchange of shares will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations, and such non-U.S. holder will be subject to tax return filing requirements in the U.S. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.
In addition, gains, if any, allocable to a non-U.S. holder and attributable to a sale by the company of a “U.S. real property interest,” or USRPI (other than such gains subject to tax under the rules discussed above), are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain as a means of collecting such tax. For this purpose, a USRPI includes an interest (other than solely as a creditor) in a “U.S. real property holding corporation” (in general, a U.S. corporation, at least 50% of whose real estate and trade or business assets, measured by fair market value, consists of USRPIs), as well as an interest in a partnership that holds USRPIs. This withholding tax would be creditable against a non-U.S. holder’s actual U.S. federal income tax liability and any excess withholding tax may generally be eligible for refund. Although a non-U.S. holder who is a partner in a partnership that owns USRPIs is generally subject to tax on its sale or other disposition of its partnership interest to the extent attributable to such USRPIs, no withholding tax is generally imposed on the transfer of publicly traded partnership interests, and gain will not be taxable under the USRPI provisions where the non-U.S. holder owns no more than 10% of a publicly traded entity such as the trust. A non-U.S. holder that owns more than 10% of the company is urged to consult its tax adviser about the potential application of the USRPI provisions. We have made no determination as to whether any of the company’s investments will constitute a USRPI.

While generally not subject to U.S. federal income tax as discussed above, a non-U.S. holder generally will be subject to U.S. federal withholding tax at the rate of 30% (or, under certain circumstances, at a reduced rate provided by an income tax treaty, if applicable) in respect of such holder’s distributive share of dividends from U.S. corporations and certain other types of U.S.-source income realized by the company. To the extent any interest income allocated to a non-U.S. holder that otherwise would be subject to U.S. withholding tax is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. holder nor a subsequent distribution of such interest income to the non-U.S. holder will be subject to withholding, provided (among other things) that the non-U.S. holder is not otherwise engaged in a trade or business in the U.S. and provides us with a timely and properly completed and executed form W-8BEN or other applicable form and said holder does not directly or indirectly own 10 percent or more of the shares or capital of the interest payor. The withholding tax as described herein will apply upon the earlier of the distribution of income to a non-U.S. holder or, if not previously distributed to a non-U.S. holder, at the time such income is allocated to a non-U.S. holder. Amounts withheld on behalf of a non-U.S. holder will be treated as being distributed to such non-U.S. holder; however, to the extent we are unable to associate amounts withheld with particular shares, the economic burden of any withholding tax paid by us to the appropriate tax authorities will be borne by all holders, including U.S. holders.
A non-U.S. holder will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of his or her death. It is unclear whether partnership interests will be considered U.S.-situs property. Accordingly, a non-U.S. holder is urged to consult its tax advisors to determine whether such holder’s estate would be subject to U.S. federal estate tax on all or part of the value of the shares beneficially owned at the time of his or her death.
Non-U.S. holders will be required to timely and accurately complete a form W-8BEN (or other applicable form) and provide such form to us, for withholding tax purposes. Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the company.

Regulated Investment Companies
Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company, or RIC, status. A RIC may invest up to 25% of its assets in interests of a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as the trust is a qualified publicly traded partnership is made on an annual basis. The trust likely will not qualify to be treated as a qualified publicly traded partnership. However, because the trust expects to satisfy the gross income requirements of Section 7704(c)(2) (determined as provided in Section 851(h)), the trust anticipates the flow-thru of at least 90% of its gross income to constitute qualifying income for RIC testing purposes.

Tax-Exempt Organizations
With respect to any holder that is an organization that is otherwise exempt from U.S. federal income tax, such holder nonetheless may be subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.
UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the company) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt-financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.
UBTI includes not only trade or business income or gain as described above, but also “unrelated debt-financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.
The company expects to incur debt that would be treated as “acquisition indebtedness” with respect to certain of its investments. To the extent the company recognizes income in the form of dividends or interest from any investment with respect to which there is “acquisition indebtedness” during a taxable year, the percentage of the income that will be treated as UBTI generally will be equal to the amount of the income from such investment times a fraction, the numerator of which is the “average acquisition indebtedness” incurred with respect to the investment, and the denominator of which is the “average amount of the adjusted basis” of the company’s investment during the period such investment is held by the company during the taxable year.
To the extent the company recognizes gain from the disposition of any company investment with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the investment during the twelve-month period ending with the date of disposition, and the denominator of which is the “average amount of the adjusted basis” of the investment during the period such investment is held by the company during the taxable year.
Certain State and Local Taxation Matters
State and local tax laws often differ from U.S. federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A holder’s distributive share of the taxable income or loss of the trust generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the holder is a resident. Also, the company may conduct business in jurisdictions in which a holder is not a resident that could subject a holder to income tax in that jurisdiction (and require a holder to file an income tax return with that jurisdiction in respect of the holder’s share of the income derived from that business). A prospective holder should consult its tax advisor with respect to the availability of a credit for such tax in the jurisdiction in which the holder is resident. Moreover, prospective holders should consider, in addition to the U.S. federal income tax consequences described above, potential state and local tax considerations in investing in the shares.
Backup Withholding
The trust is required in certain circumstances to withhold tax (called “backup withholding”) on certain payments paid to noncorporate holders of shares who do not furnish their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Each holder of shares should be aware that certain aspects of the U.S. federal, state and local income tax treatment regarding the purchase, ownership and disposition of shares are not clear under existing law. Thus, we urge each holder to consult its own tax advisers to determine the tax consequences of ownership of the shares in such holder’s particular circumstances.

LEGAL MATTERS
The validity of the shares being offered hereby will be passed upon for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. Certain legal matters in connection with the shares being offered hereby will be passed upon for us by Squire Patton Boggs (US) LLP, Cincinnati, Ohio. Attorneys at Squire Patton Boggs (US) LLP own an aggregate of approximately 110,885 common shares of the trust. The underwriters, dealers or agents, if any, will be represented by their own legal counsel in connection with any underwritten offering hereby.
EXPERTS
The audited consolidated financial statements and schedule and management’s assessment of the effectiveness of internal control over financial reporting of Compass Diversified Holdings incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon such reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The consolidated balance sheet of 5.11 Acquisition Corp. as of December 31, 2015, and the related consolidated statement of operations and comprehensive income, consolidated statement of convertible preferred stock and stockholders’ deficit and consolidated statement of cash flows for the year ended December 31, 2015, which report appears in the Form 8-K/A of the trust and the company filed with the SEC on November 1, 2016, incorporated by reference into this prospectus, have been so incorporated in reliance on the report of Deloitte & Touche LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The estimated expenses in connection with the distribution of the securities being registered, all of which are to be paid by us, are as follows:

Securities and Exchange Commission Registration Fee	$ (1)(2)
Listing Fees and Expenses	(1)
Printing Expenses	(1)
Legal Fees and Expenses	(1)
Accounting Fees and Expenses	(1)
Miscellaneous Fees and Expenses	(1)

Total	$ (1)

(1)	Estimated expenses are not presently known.

(2)
Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act, except for the $46,193.20 of registration fees that have previously been paid, which may continue to be applied to $400,000,000 aggregate initial offering price of unsold common shares pursuant to Rule 415(a)(6).

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Certain provisions of our LLC agreement are intended to be consistent with Section 145 of the DGCL, which provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Our LLC agreement includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its members;

•	for acts or omissions not in good faith or a knowing violation of law; or

•	for any transaction from which the director derived an improper benefit.
Our LLC agreement provides that:

•	we must indemnify our directors and officers to the equivalent extent permitted by the DGCL;

•	we may indemnify our other employees and agents to the same extent that we indemnify our officers and directors, unless otherwise determined by the company’s board of directors;

•
we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the extent permitted by Delaware law and may advance expenses as incurred to our other employees and agents, unless otherwise determined by the company’s board of directors.

The indemnification provisions contained in our LLC agreement are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of members or disinterested directors or otherwise.
In addition, we maintain insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status.

ITEM 16. EXHIBITS
An Exhibit Index has been attached as part of this registration statement and is incorporated herein by reference.

ITEM 17. UNDERTAKINGS
A.    The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That
paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Westport, State of Connecticut, on the 7 day of December, 2016.

COMPASS DIVERSIFIED HOLDINGS

By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized, in the City of Westport, State of Connecticut, on the 7 day of December, 2016.

COMPASS GROUP DIVERSIFIED HOLDINGS LLC

By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer

POWER OF ATTORNEY
The registrant and each person whose signature appears below constitutes and appoints Ryan J. Faulkingham and Alan B. Offenberg and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan B. Offenberg	Chief Executive Officer	December 7, 2016
Alan B. Offenberg	(Principal Executive Officer) and Director

/s/ Ryan J. Faulkingham	Chief Financial Officer	December 7, 2016
Ryan J. Faulkingham	(Principal Financial and Accounting Officer)

/s/ C. Sean Day	Director	December 7, 2016
C. Sean Day

/s/ D. Eugene Ewing	Director	December 7, 2016
D. Eugene Ewing

/s/ Gordon M. Burns	Director	December 7, 2016
Gordon M. Burns

/s/ Harold S. Edwards	Director	December 7, 2016
Harold S. Edwards

/s/ Mark H. Lazarus	Director	December 7, 2016
Mark H. Lazarus

/s/ James J. Bottiglieri	Director	December 7, 2016
James Bottiglieri

EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Underwriting Agreement (1)
4.1	Certificate of Trust of Compass Diversified Trust (incorporated by reference to Exhibit 3.1 of the S-1 filed on December 14, 2005 (File No. 333-130326)).
4.2	Certificate of Amendment to Certificate of Trust of Compass Diversified Trust (incorporated by reference to Exhibit 3.1 of the 8-K filed on September 13, 2007 (File No. 000-51937)).
4.3	Certificate of Formation of Compass Group Diversified Holdings LLC (incorporated by reference to Exhibit 3.3 of the S-1 filed on December 14, 2005 (File No. 333-130326)).
4.4
Second Amended and Restated Trust Agreement of Compass Diversified Trust dated December 6, 2016 (incorporated by reference to Exhibit 3.1 of the Current Report on Form 8-K filed on December 7, 2016 (File No. 001-34927)).

4.5
Fifth Amended and Restated Operating Agreement of Compass Group Diversified Holdings LLC, dated December 6, 2016 (incorporated by reference to Exhibit 3.2 of the Current Report on Form 8-K filed on December 7, 2016 (File No. 001-34927)).

4.6	Specimen Certificate evidencing a common share of Compass Diversified Holdings. (2)
4.7	Specimen Certificate evidencing a preferred share of Compass Diversified Holdings. (1)
4.8
Specimen Certificate evidencing an interest of Compass Diversified Holdings LLC (incorporated by reference to Exhibit A of Exhibit 3.2 of the Current Report on Form 8-K filed on December 7, 2016 (File No. 001-34927)).

5.1	Legality Opinion of Richards, Layton & Finger, P.A. as the trust (2)
5.2	Legality Opinion of Richards, Layton & Finger, P.A. as to the company (2)
8.1	Opinion of Squire Patton Boggs (US) LLP regarding certain tax matters (2)
12.1	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (2)
23.1	Consent of Grant Thornton LLP (2)
23.2	Consent of Deloitte & Touche LLP (2)
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.1 and 5.2)
23.4	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 8.1)
24.1	Powers of Attorney (included on signature page)

(1)	To be filed as an exhibit to a Current Report on Form 8-K to be filed by the Registrant in connection with a specific offering.

(2)	Filed herewith.